EXHIBIT 23.1

                        Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated December 6, 1996, in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-19613) and related Prospectus of Central Tractor Farm & Country, Inc. for the registration of $100,000,000 of Senior Notes Due 2007.


                                            /s/ Ernst & Young LLP


Des Moines, Iowa
February 7, 1997